Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-165870 on Form S-8 of CRH public limited company of our report dated June 28, 2013 appearing in this Annual Report on Form 11-K of Oldcastle 401(k) Plan for the year ended December 31, 2012.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Oakbrook, Illinois

June 28, 2013